POWER OF ATTORNEY


KNOW BY ALL MEN BY THESE PRESENTS, that Harry V. Maccarrone, a director and officer of COMFORCE Corporation, a Delaware corporation (the "Company"), does hereby authorize and designate David G. Edwards his true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form ID, Forms 3, 4 and 5 Statement of Changes in Beneficial Ownership, and any and all amendments thereto (including post-effective amendments), relating to transactions of the Company resulting in reporting pursuant to Section 16 of the Securities Exchange Act of 1934, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agent and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said agent and attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney expires on August 31, 2006.

IN WITNESS WHEREOF, the undersigned has subscribed these presents this 13th day of August, 2003.


/s/ Harry V. Maccarrone
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Harry V. Maccarrone